SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                     ____________________________________


                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported)  April 28, 1999 (April 16,
                                     1999)

                          CAI WIRELESS SYSTEMS, INC.


            (Exact name of registrant as specified in its charter)



     Connecticut                        0-22888                        06-1324691
   (State or other                 (Commission File                   (IRS Employer
   jurisdiction of                      Number)                    Identification No.)
   incorporation)




                    18 CORPORATE WOODS BLVD., ALBANY, NY   12211
               (Address of principal executive offices)    (Zip Code)


     Registrant's telephone number, including area code    (518) 462-2632





         (Former name or former address, if changed since last report)

Item 5 - OTHER EVENTS

     (a) On April 26, 1999, CAI Wireless Systems, Inc. entered into an Agreement and Plan of Merger dated as of April 12, 1999 (the "Merger Agreement") with MCI WorldCom, Inc. ("MCI WorldCom") and Cardinal Acquisition Subsidiary, Inc., a wholly-owned subsidiary of MCI WorldCom ("MergerSub"). Pursuant to the terms and subject to the conditions of the Merger Agreement, MergerSub will merge with and into the Company (the "Merger"), with the Company as the surviving corporation. As a result of the Merger, which is subject to regulatory approval and usual and customary conditions, each outstanding share of common stock, par value $.01 per share (the "Common Stock"), of the Company (other than shares owned by MCI WorldCom, MergerSub or shares of Common Stock held by the Company as treasury stock or shares with respect to which the holders have demanded and exercised dissenters' rights in the manner provided under Connecticut law) will be converted into the right to receive $28.00 per share of Common Stock in cash.

     The Company anticipates that the Merger will be consummated during the third quarter of 1999.

     (b) On April 16, 1999 the Board of Directors of the Company declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock. The dividend is payable on April 27, 1999 (the "Record Date") to the shareholders of record on that date. Subject to certain terms and conditions, each Right shall entitle the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock, $.01 par value (the "Preferred Stock") of the Company at a price of $96.00 per one one-hundredth of a share of Preferred Stock (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of April 16, 1999 as the same may be amended from time to time (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding shares of Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate together with a copy of this Summary of Rights. The Rights Agreement provides that MCI WORLDCOM, Inc. and its Affiliates and Associates and transferees of all of its shares of Common Stock will not be considered to be an Acquiring Person.

     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a notation incorporating the Rights Agreement by reference.
Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on April 15, 2009 (the "Final Expiration Date"), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below.

     The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights is also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

     Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

     Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

     In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights Beneficially Owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right at the then current exercise price of the Right, that number of shares of Common Stock having a market value of two times the exercise price of the Right.

     In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right (other than Rights Beneficially Owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent), which number of shares at the time of such transaction will have a market value of two times the exercise price of the Right.

     At any time after any person or group becomes an Acquiring Person and prior to the occurrence of an event described in the prior paragraph, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's Preferred Stock or preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment)

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

     At any time prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date, subject to extension by the Board, or
(ii) the close of business on the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.00l per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     For so long as the Rights are then redeemable, the Company may, except with respect to the redemption price, amend the Rights in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the redemption price, amend the Rights in any manner that does not adversely affect the interests of holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The foregoing description is qualified in its entirety by reference to the Rights Agreement which is attached hereto as Exhibit 4.1 and is incorporated herein by this reference.





                          Forward Looking Statements

     The statements contained in this Form 8-K relating to the Company's operating results, and plans and objectives of management for future operations and its products and services, constitute forward looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Actual results of the Company may differ materially from those in the forward looking statements and may be affected by a number of factors including the Company's ability to satisfy the various conditions contained in the Agreement and Plan of Merger, the receipt of regulatory approvals necessary to consummate the announced transaction, the receipt of regulatory approvals necessary to deploy alternative uses of its MMDS spectrum and other factors contained herein and in the Company's securities filings. There can be no assurance that the transactions contemplated by the Agreement and Plan of Merger will be consummated on a timely basis, if at all.


Item 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       C.  Exhibits

       EXHIBIT NO.         EXHIBIT DESCRIPTION                      LOCATION

           4.1             Rights Agreement dated as of
                           April 16, 1999 between CAI Wireless
                           Systems, Inc. and ChaseMellon
                           Shareholder Services, L.L.C.               ___


           99.1            Press release issued by the Company
                           On April 26, 1999                          ___

           99.2            Press release issued by the Company
                           on April 16, 1999                          ___

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CAI WIRELESS SYSTEMS, INC.



                                      By:   /s/James P. Ashman
                                            James P. Ashman
                                            Executive Vice President and
                                            Chief Financial Officer

Date: April 28, 1999